EXHIBIT 11
                                TSI INCORPORATED
                        COMPUTATION OF PER SHARE EARNINGS


                                                   Three Months Ended December 31       Nine Months Ended December 31
                                                   ------------------------------       -----------------------------

                                                           1998              1997              1998              1997
                                                           ----              ----              ----              ----
BASIC

Weighted average common shares
 outstanding                                         11,263,270        11,659,613        11,353,498        11,587,909
                                                    -----------       -----------       -----------       -----------

Net earnings                                        $ 1,913,231       $ 1,678,017       $ 5,391,238       $ 4,930,887
                                                    -----------       -----------       -----------       -----------

Basic earnings per common share                     $       .17       $       .14       $       .47       $       .43
                                                    ===========       ===========       ===========       ===========


DILUTED

Weighted average common shares
 outstanding                                         11,263,270        11,659,613        11,353,498        11,587,909
                                                    -----------       -----------       -----------       -----------


Dilutive effect of employee stock options,
 and purchase awards--based on the
 treasury stock method                                  161,053           267,595           170,402           293,858
                                                    -----------       -----------       -----------       -----------


Weighted average common shares
 outstanding and dilutive shares                     11,424,323        11,927,208        11,523,900        11,881,767
                                                    -----------       -----------       -----------       -----------


Net earnings                                        $ 1,913,231       $ 1,678,017       $ 5,391,238       $ 4,930,887
                                                    -----------       -----------       -----------       -----------

Diluted earnings per common share                   $       .17       $       .14       $       .47       $       .41
                                                    ===========       ===========       ===========       ===========




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